UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      June 18, 2012

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Carnegie Center, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code     609-452-8550

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 18, 2012, the Board of Directors of Covance Inc. (“Company”) adopted an Annual Bonus Plan.  The Annual Bonus Plan will replace the Company’s Variable Compensation Plan and is substantially similar in operation to the Variable Compensation Plan except that it provides for a lower floor and lower ceiling for certain awards including awards to executive officers.

The range of variability based on financial performance for executive officers has been reduced to 38% to 144% of target from the previous range of 49% to 156%.  In 2012, bonus awards for executive officers will continue to be based, in the case of business unit officers, on the officer’s satisfaction of specified business unit pre-bonus operating income targets and business unit net order targets, and on the satisfaction of pre-defined individual objectives. In the case of non-business unit officers, the amounts payable under the Annual Bonus Plan shall continue to be based on satisfaction of specified Company post-bonus operating income and net order targets and on the basis of the individual’s satisfaction of pre-defined individual objectives.  The Annual Bonus Plan is attached as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.  The description of the Annual Bonus Plan is qualified in its entirety by reference to the plan filed as an exhibit to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1                        Annual Bonus Plan. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date: June 22, 2012	/s/ James W. Lovett
	Name:	James W. Lovett
	Title:	Corporate Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Annual Bonus Plan. Filed herewith.